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                                                                     EXHIBIT 4.3

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                         SECOND SUPPLEMENTAL INDENTURE

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                             PLITT THEATRES, INC.,

                                   as Issuer,

                   LOEWS CINEPLEX ENTERTAINMENT CORPORATION,

                                 as Guarantor,

                                      and

                             THE BANK OF NEW YORK,

                                   as Trustee

                            Dated as of July 1, 1998

                                   ----------

     Supplement to the Indenture, dated as of June 23, 1994, relating to the 107/8% Senior Subordinated Notes due June 15, 2004, of Plitt Theatres, Inc., among Plitt Theatres, Inc., as Issuer, Cineplex Odeon Corporation, as Guarantor, and The Bank of New York, as Trustee, as amended by the Supplemental Indenture dated as of May 14, 1998 among Plitt Theatres, Inc., as Issuer, Loews Cineplex Entertainment Corporation, as Guarantor, and The Bank of New York, as Trustee.

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     SECOND SUPPLEMENTAL INDENTURE dated as of July ___, 1998, among PLITT
THEATRES, INC., a Delaware corporation ("Plitt" or the "Company"), LOEWS CINEPLEX ENTERTAINMENT CORPORATION, a Delaware corporation ("Loews Cineplex" or the "Guarantor"), and THE BANK OF NEW YORK, as Trustee (the "Trustee").

     WHEREAS, the Company is party to an Indenture dated as of June 23, 1994, as amended by the Supplemental Indenture dated as of May 14, 1998 (as amended, the "Indenture"), providing for the creation of 107/8% Senior Subordinated Notes, due June 15, 2004 (the "Securities") ; and

     WHEREAS, there have been issued and are now outstanding under the Indenture, Securities in the aggregate principal amount of $200,000,000; and

     WHEREAS, Section 9.02 of the Indenture provides that the Indenture may be amended, and the Company, the Guarantor and the Trustee may waive compliance with any provision of the Indenture with the written consent of the Holders of not less than the majority in aggregate principal amount of the outstanding Securities;

     WHEREAS, the Company and the Guarantor desire to amend certain provisions of the Indenture, as set forth in Article 1 hereof;

     WHEREAS, the Holders of at least a majority in aggregate principal amount of the outstanding Securities have consented to the waivers and amendments affected by this Second Supplement Indenture; and

     WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid and binding instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Securities as follows:

                                   ARTICLE 1


                            AMENDMENTS TO INDENTURE

     SECTION 1.01.  Waiver of and Amendments to Articles Four, Five and Six.

          (a) The application of the provisions of Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19,
5.01(iii), 5.01(iv), 5.01(v), 6.01(d), 6.01(e) and 6.01(h) of the Indenture are
hereby waived to the extent that such provisions might otherwise interfere with the ability of the Company to consummate the Offer and Consent Solicitation as set forth in the Offer to Purchase and Consent Solicitation Statement and accompanying Letter of Transmittal and Consent dated as of June 15, 1998 and any amendments, modifications or supplements thereto (the "Offer and Consent Solicitation").

          (b) Effective upon the date the Company accepts Securities for purchase and payment pursuant to the Offer and Consent Solicitation (the "Acceptance Date"), unless, prior to that time, the Company, by written notice to the Trustee, has terminated this Second Supplemental Indenture, Section 5.01(v) is hereby amended by eliminating the following language therefrom:
"(attaching the arithmetic computations to demonstrate compliance with clauses
(iii) and (iv))."

          (c) Effective upon the date the Company accepts Securities for purchase and payment pursuant to the Offer and Consent Solicitation (the "Acceptance Date"), unless, prior to that time, the Company, by written notice to the Trustee, has terminated this Second Supplemental Indenture, the first sentence of Section 6.02 is hereby amended by eliminating all references, direct or indirect, therein to clause (h) of Section 6.01, including, without limitation, the phrase "or an Event of Default specified in clause (h) of
Section 6.01 hereof shall occur

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and be continuing and the Company or the Guarantor shall fail to make an Offer to Purchase the Securities or to purchase the Securities properly tendered into the Offer to Purchase at the times and in the manner specified in Section 4.19 of this Indenture."

          (d) Effective upon the Acceptance Date, unless, prior to that time, the Company, by written notice to the Trustee, has terminated this Second Supplemental Indenture, Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10,
4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 5.01(iii), 5.01(iv), 6.01(d),
6.01(e) and 6.01(h) of the Indenture are hereby amended by deleting all such sections and all references thereto contained in the Indenture in their entirety, including without limitation, all references, direct or indirect, thereto in Section 6.01 ("Events of Default") and Section 6.02 ("Acceleration").

          (d) Effective upon the Acceptance Date, unless prior to that time, the Company or the Guarantor, by written notice to the Trustee, has terminated this Second Supplemental Indenture, the Indenture is hereby amended by deleting those definitions from the Indenture when references to such definitions would be eliminated as a result of the provisions of this Section 1.01.


                                   ARTICLE 2

                               TRUSTEE DISCLAIMER

     SECTION 2.01. Trustee Disclaimer. The Trustee has accepted the amendment of the Indenture effected by this Second Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantor, or for or with respect to (a) the validity or sufficiency of this Second Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company and the Guarantor by corporate action or otherwise, (c) the due execution hereof by the Company and the Guarantor, and (d) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.


                                   ARTICLE 3

                            MISCELLANEOUS PROVISIONS

     SECTION 3.01. Terms Defined. For all purposes of this Second Supplemental Indenture, except as otherwise defined herein or unless the context otherwise requires, terms used in capitalized form in this Second Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

     SECTION 3.02. Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all terms thereof shall remain in full force and effect. This Second Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Second Supplemental Indenture shall henceforth be read together.

     SECTION 3.03. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of laws rules thereof.

     SECTION 3.04. Successors. All agreements of the Company, the Guarantor and the Trustee in this Second Supplemental Indenture shall bind their respective successors.

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     SECTION 3.05.  Effective Date.  This Second Supplemental Indenture shall become a legally effective and binding instrument upon the execution and delivery hereof by all parties hereto; provided that the amendments to the Indenture set forth in Section 1.01 of this Second Supplemental Indenture shall become operative as specified in Section 1.01 hereof. Prior to the Acceptance Date, the Company or the Guarantor may terminate this Second Supplemental Indenture upon written notice to the Trustee (it being understood that the Company and the Guarantor may, subsequent thereto, enter into a substitute second supplemental indenture).

     SECTION 3.06. Counterparts. This Second Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be duly executed as of the day and year first above written.

                              PLITT THEATRES, INC.
                              as Issuer

                              By:  /s/ John J. Walker
                                   ------------------
                                   Title:  Senior Vice President and Chief
                                           Financial Officer


                              LOEWS CINEPLEX ENTERTAINMENT CORPORATION as Guarantor

                              By:  /s/ John J. Walker
                                   ------------------
                                   Title: Senior Vice President and Chief
                                          Financial Officer


                              THE BANK OF NEW YORK
                              as Trustee

                              By:  /s/ Marie Trimboli
                                   ------------------
                                   Title:

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